Ex 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the inclusion of our report dated May 13, 2005, with respect to Note G, May 18, 2005, on our audit of the financial statements of Coconut Palm Acquisition Corp. as of May 12, 2005, in the Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-125105) to be filed on or about August 25, 2005 and the related Prospectus.



/s/ Eisner LLP

Eisner LLP

New York, New York
August 24, 2005